Exhibit 10.26

EXECUTION COPY

BOARD OBSERVATION RIGHTS AGREEMENT

This Board Observation Rights Agreement (this “Agreement”) is made and entered into as of 5 March 2013 (the “Effective Date”) by and between Sanofi, a French Société Anonyme (“Sanofi”), and Scynexis, Inc,, a Delaware corporation (“Scynexis”, together with Sanofi, the “Parties”).

RECITALS

WHEREAS, Sanofi and HSBC Bank USA. National Association (“HSBC”) entered into that certain Stand-Alone First Demand Guarantee, dated as of April 9, 2010, as subsequently amended (the “Guarantee”), whereby Sanofi guaranteed the loan;

WHEREAS, the Parties entered into that certain Reimbursement Agreement; General Security Agreement dated as of April 9, 2010 (the “Security Agreement”);

WHEREAS, Scynexis has requested that Sanofi amend and extend the Expiration Date of the Guarantee (as defined therein) to and including 30 January 2015;

WHEREAS, Sanofi is willing to amend and extend the Expiration Date of the Guarantee, subject to the terms of that certain Guarantee Extension Agreement dated as of 5 March 2013, by and between Parties (the “GEA”);

WHEREAS, in consideration of the amendment and extension of the Guarantee, Sanofi requires that Scynexis obtain all necessary consents to grant and shall subsequently grant Sanofi and Merial Limited (“Merial”) board observation rights;

WHEREAS, Merial is the Animal Health Division of Sanofi;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

SECTION 1. RIGHTS GRANTED

As consideration for the amendment and extension of the Guarantee, Scynexis hereby grants Sanofi the following rights:

A.	Additional Observer Rights. In addition to the contractual board observer rights Sanofi shall be entitled to in Section 1.B. below, Sanofi shall be entitled to receive and Scynexis shall furnish: (a) nonpublic financial information about Scynexis; (b) the same financial information as set forth in Sections 3.1(a), (b) and (c) of that certain Fourth Amended and Restated Investor Rights Agreement of Scynexis dated as of 5 March 2013 (the “Fourth Amended and Restated Investor Rights Agreement”); and (c) inspection rights equivalent to the rights set out in Section 3.2 of the Fourth Amended and Restated Investor Rights Agreement.

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B.	Sanofi Observer. Until the later of (i) all obligations of Sanofi under or in connection with the Guarantee (whether current, future, actual or contingent) irrevocably terminating and (ii) Sanofi having been irrevocably indemnified (by cash payment) in full by Scynexis for all amounts Sanofi shall have paid (if any) under or in connection with the Guarantee, Scynexis shall invite Sanofi, and Sanofi shall have the right, but not the obligation, to designate one (1) individual who shall be reasonably acceptable to Scynexis, which consent shall not be unreasonably withheld, conditioned, or delayed (the “Sanofi Observer”) to attend in a nonvoting observer capacity all meetings of the Board of Directors of Scynexis (the “Scynexis Board”), provided that, Sanofi will exercise reasonableness when deciding whether to send such Sanofi Observer to any meeting of the Scynexis Board taking into consideration available meeting space, and in connection therewith, Scynexis shall give the Sanofi Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which Scynexis provides to the Scynexis Board; provided, however, that Scynexis reserves the right to exclude the Sanofi Observer from access to any material or meeting or portion thereof if Scynexis believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between Scynexis and its counsel, to protect highly confidential information, or if the information relates to a transaction or arrangement with a third party whose business is competitive with the business of Sanofi or its affiliates and the Scynexis Board reasonably determines that it is in the best interest of Scynexis to withhold such information from Sanofi Observer; provided that such exclusion of the Sanofi Observer is to the minimum extent required to preserve the attorney-client privilege, to protect highly confidential information, or to protect competitive third parties interests, as applicable.

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Confidentiality. Sanofi Observer agrees to use, and to use the same degree of care that Sanofi Observer uses to protect its own confidential information and to keep confidential any information furnished to it pursuant to Sections 3.1 and 3.2 of the Fourth Amended and Restated Investor Rights Agreement that Scynexis identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Sanofi Observer may disclose such proprietary or confidential information to any subsidiary, affiliate or parent of Sanofi as long as such subsidiary, affiliate or parent is advised of the confidentiality provisions of this Section 1.C. Sanofi Observer shall have no obligations of confidentiality or non-use with respect to information (i) at such time as it enters the public domain through no fault of Sanofi Observer; (ii) that is communicated to it by a third party free of any obligation of confidentiality to Scynexis known to Sanofi Observer; or (iii) that is developed by Sanofi Observer or its agents independently of and without reference to any confidential information communicated by Scynexis. Without limiting the foregoing, the Sanofi Observer may disclose all information provided to the Sanofi Observer in connection with the Sanofi Observer’s rights under this Agreement to Sanofi and to any subsidiary, parent or affiliate of Sanofi, provided that, Sanofi Observer may not disclose any information provided to it that Scynexis identifies as being confidential or proprietary (unless the addressee of the disclosure is advised of the confidentiality provisions of this Section 1.C.), except to the extent required to be disclosed by law, court order, or regulatory process, (but solely to the extent such information

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has not otherwise been disclosed by Scynexis to Sanofi’s shareholders as a result of its ongoing business relationship). Nothing in this Agreement shall prevent disclosure to any stock exchange, subsidiary, affiliate, parent, attorney, tax authority, financial, antitrust, trade or life science regulator, auditor, or accountant of Sanofi or of any subsidiary thereof. Sanofi and the Sanofi Observer shall have no fiduciary duty, including, without limitation, a duty of loyalty or care, to Scynexis or any shareholder of the Company, under Delaware law or otherwise, with respect to or arising from Sanofi’s and the Sanofi Observer’s rights and position as a board observer or receipt of information from Scynexis. Notwithstanding any other provision in this Agreement, the obligation of confidentiality and non-use of this Section 1.C. shall only apply to information which in the reasonable judgment of Scynexis and Sanofi from content and circumstances is confidential.

D.	Termination. The rights described in this Agreement shall terminate and be of no further force or effect upon the later of: (a) the first date that Sanofi and Sanofi’s affiliates no longer hold any shares of Scynexis’s stock (or shares of Scynexis’s stock issued upon conversion thereof) or (b) Sanofi no longer has any obligations under the Guarantee and Scynexis no longer has any obligations under the Security Agreement. In addition, Sanofi shall have the right to replace or terminate Sanofi Observer any time, without prior notice to Scynexis, and without cause. The confidentiality provision of this Agreement shall survive any termination for five (5) years.

SECTION 2. REPRESENTATIONS AND WARRANTIES

Scynexis represents and warrants to Sanofi as of the Effective Date that the following statements are true and correct in all material respects:

A.	Corporate Power and Authority. Scynexis has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

B.	Authorization of Agreements. The execution and delivery of this Agreement by Scynexis has been duly authorized by all necessary action on the part of Scynexis.

C.	Necessary Consents. All necessary consents, approvals, waivers, instruments, amendments, registrations, and authorizations of all governmental authorities and other Persons, including, without limitation, the Scynexis Board and shareholders of Scynexis, in connection with this Agreement have been obtained.

D.

No Conflict. The execution, delivery and performance of this Agreement by Scynexis does not and will not: (i) violate: (A) any provision of any law or any governmental rule or regulation applicable to Scynexis; (B) the certificate or articles of incorporation or partnership agreement or other agreements by which Scynexis is bound, other constitutive documents or by-laws of the Scynexis; or (C) any order, judgment or decree of any court or other agency or government

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binding on the Scynexis; (ii) conflict with, result in a breach or constitute (with or without due notice or lapse of time or both) a conflict, breach or default under any Contractual Obligation of Scynexis, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or has otherwise been specifically waived by Sanofi, in writing; or (iii) require any approval of stockholders, directors, members or partners or any approval or consent of any Person under any Contractual Obligation of Scynexis, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed to Sanofi, and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

For the purposes of this Agreement, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, joint stock company, trust, land trust, business trust, employee benefit plan or trust, unincorporated organization or ether entity. For the purposes of this Agreement, “Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, properties, operations, business, or condition (financial or otherwise) of Scynexis, (b) a material impairment of the ability of Scynexis or an affiliate of Scynexis to perform under any Loan Document (as defined below) to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against Scynexis of any Loan Document to which it is a party. For the purposes of this Agreement, “Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound. For the purposes of this Agreement, “Loan Documents” shall mean the Security Agreement, the GEA, that Credit Agreement by and between HSBC and Scynexis, dated as of April 9, 2010 (the “Credit Agreement”), as in effect at any given time, that certain Board Observation Rights Agreement, by and between Merial and Scynexis, dated as of     March 2013 (the “Merial BORA”) and this Agreement.

E.	Binding Obligation. This Agreement has been duly executed and delivered by Scynexis and the Agreement is the legally valid and binding obligation of Scynexis, enforceable against Scynexis in accordance with its respective terms.

F.	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event or Default or Default (as defined in the Facility).

SECTION 3. MISCELLANEOUS

A.	Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of North Carolina, without giving effect to applicable principles of conflicts of laws thereof.

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B.	Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Sanofi:

Sanofi

54 rue La Boétie

75008 Paris, France

Attention: Marie Debans; Corinne Cervantes; Alexander de Daranyi

with a copy to:

Life Sciences Law

870 Martin Luther King, Jr. Blvd.

Chapel Hill, NC 27514

Attention: Sheila Mikhail

if to Scynexis:

3501C Tricenter Boulevard

Durham, North Carolina 27713

Attn: Yves Ribeill, Ph.D.

President and Chief Executive Officer

Tel: (919) 544-8600

Fax: (919) 544-8697

C.	Indemnity. Without prejudice to the provisions of Section 1.C. and without creating any implication that observer owes any fiduciary duties of any kind, including, without limitation, a duty of loyalty or care, to Scynexis, its shareholders, its affiliates and other related Persons or any other person or entity, Scynexis shall, to the maximum extent legally permissible, indemnify, defend and hold harmless each and every person who may serve or who has served at any time as a Sanofi Observer against any and all losses, costs, expenses and liabilities of any type, kind or nature, including, without limitation, counsel fees and expenses, judgments, fines, excise taxes, penalties and settlement payments, or other costs, incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or proceeding, whether in law or in equity, in which he or she may become involved as a result of, by virtue of being a Sanofi Observer, or by reason of his or her service in such capacity.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnification hereunder. The right of indemnification under this Section 3.C. shall be in addition to and not exclusive of all other rights to which any person may be entitled.

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No amendment or repeal of the provisions of this Section 3.C. which adversely affects the right of an indemnified person under this Section 3.C. shall apply to such person with respect to those acts or omissions which occurred at any time prior to such amendment or repeal, unless such amendment or repeal was voted by or was made with the written consent of Sanofi.

D.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

E.	Entire Agreement. This Agreement, and the terms and provisions hereof, constitute the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

F.	Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

G.	Further Assurances. The Parties each, at any time or from time to time, shall execute and deliver or cause to be executed and delivered such further assurances, instruments, consents, waivers, or documents as may be reasonably necessary to fulfill the terms and conditions of this Agreement. The responsible party shall promptly cure any defects in the execution and delivery of the documents evidencing the granting of the board observer rights and immediately execute and deliver to the other Party all such other and further instruments as may be reasonably required from time to tune in order to satisfy or comply with the covenants and agreements made in this Agreement.

H.	Specific Performance. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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Venue. SCYNEXIS HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NORTH CAROLINA AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. SCYNEXIS HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF THE AFOREMENTIONED

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COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 3.B. OF THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Scynexis and Sanofi have caused this Agreement to be executed by their respective duly authorized agents or officers, to be effective as of the Effective Date.

SCYNEXIS, INC.

By:	/s/ Yves Ribeill
Name: Yves Ribeill
Title: President and CEO

SANOFI

By:	/s/ Jérôme Contamine
Name: Jérôme Contamine
Title: Executive Vice President, Chief Financial Officer

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